                                                                     EXHIBIT 4.1

================================================================================

                                   INDENTURE


                          Dated as of April 11, 1997


                                     Among


                         BWAY CORPORATION, as Issuer,


                each of the Subsidiary Guarantors named herein


                                      and


                   HARRIS TRUST AND SAVINGS BANK, as Trustee

                              __________________


                                 $100,000,000

             10 1/4% Senior Subordinated Notes due 2007, Series A
             10 1/4% Senior Subordinated Notes due 2007, Series B

================================================================================

                             CROSS-REFERENCE TABLE
                             ---------------------

  TIA                                              Indenture
Section                                             Section
-------                                            ---------
310(a)(1)                                          7.10
   (a)(2)                                          7.10
   (a)(3)                                          N.A.
   (a)(4)                                          N.A.
   (a)(5)                                          7.08; 7.10
   (b)                                             7.08; 7.10;
                                                   13.02
   (c)                                             N.A.
311(a)                                             7.11
   (b)                                             7.11
   (c)                                             N.A.
312(a)                                             2.05
   (b)                                             13.03
   (c)                                             13.03
313(a)                                             7.06
   (b)(1)                                          N.A.
   (b)(2)                                          7.06
   (c)                                             7.06; 13.02
   (d)                                             7.06
314(a)                                             4.07; 4.09;
                                                   13.02
   (b)                                             N.A.
   (c)(1)                                          13.04
   (c)(2)                                          13.04
   (c)(3)                                          N.A.
   (d)                                             N.A.
   (e)                                             13.05
   (f)                                             N.A.
315(a)                                             7.01(b)
   (b)                                             7.05; 13.02
   (c)                                             7.01(a)
   (d)                                             7.01(c)
   (e)                                             6.11
316(a)(last sentence)                              2.09
   (a)(1)(A)                                       6.05
   (a)(1)(B)                                       6.04
   (a)(2)                                          N.A.
   (b)                                             6.07
317(a)(1)                                          6.08
   (a)(2)                                          6.09
   (b)                                             2.04
318(a)                                             13.01
   (c)                                             13.01

____________________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.  Definitions...........................................    1
SECTION 1.02.  Incorporation by Reference of TIA.....................   30
SECTION 1.03.  Rules of Construction.................................   30

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.  Form and Dating.......................................   31
SECTION 2.02.  Execution and Authentication; Aggregate
                 Principal Amount....................................   32
SECTION 2.03.  Registrar and Paying Agent............................   33
SECTION 2.04.  Paying Agent To Hold Assets in Trust..................   34
SECTION 2.05.  Holder Lists..........................................   35
SECTION 2.06.  Transfer and Exchange.................................   35
SECTION 2.07.  Replacement Notes.....................................   36
SECTION 2.08.  Outstanding Notes.....................................   36
SECTION 2.09.  Treasury Notes........................................   37
SECTION 2.10.  Temporary Notes.......................................   37
SECTION 2.11.  Cancellation..........................................   37
SECTION 2.12.  Defaulted Interest....................................   38
SECTION 2.13.  CUSIP Numbers.........................................   38
SECTION 2.14.  Deposit of Moneys.....................................   39
SECTION 2.15.  Book-Entry Provisions for Global Notes................   39
SECTION 2.16.  Special Transfer Provisions...........................   40

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee....................................   44
SECTION 3.02.  Selection of Notes To Be Redeemed.....................   44
SECTION 3.03.  Notice of Redemption..................................   44
SECTION 3.04.  Effect of Notice of Redemption........................   45
SECTION 3.05.  Deposit of Redemption Price...........................   46
SECTION 3.06.  Notes Redeemed in Part................................   46

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Notes......................................   46
SECTION 4.02.  Maintenance of Office or Agency.......................   47
SECTION 4.03.  Limitation on Restricted Payments.....................   47
SECTION 4.04.  Corporate Existence...................................   49

                                      -i-

                                                                         Page
                                                                         ----
SECTION 4.05.    Payment of Taxes and Other Claims......................  50
SECTION 4.06.    Maintenance of Properties and Insurance................  50
SECTION 4.07.    Compliance Certificate; Notice of Default..............  51
SECTION 4.08.    Compliance with Laws...................................  52
SECTION 4.09.    Reports to Holders.....................................  52
SECTION 4.10.    Waiver of Stay, Extension or Usury Laws................  52
SECTION 4.11.    Limitations on Transactions with Affiliates............  53
SECTION 4.12.    Limitation on Incurrence of Additional
                   and Indebtedness.....................................  54
SECTION 4.13.    Limitation on Dividend and Other Payment
                   Restrictions Affecting Restricted
                   Subsidiaries.........................................  54
SECTION 4.14.    Change of Control......................................  55
SECTION 4.15.    Limitation on Asset Sales..............................  58
SECTION 4.16.    Limitation on Restricted and Unrestricted
                   Subsidiaries.........................................  62
SECTION 4.17.    Prohibition on Incurrence of Senior
                   Subordinated Debt....................................  64
SECTION 4.18.    Limitation on Preferred Stock of Restricted
                   Subsidiaries.........................................  64
SECTION 4.19.    Limitation on Liens....................................  64
SECTION 4.20.    Additional Subsidiary Guarantees.......................  65
SECTION 4.21.    Conduct of Business....................................  65

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation and Sale of Assets...............  65
SECTION 5.02.    Successor Corporation Substituted......................  67

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default......................................  68
SECTION 6.02.    Acceleration...........................................  70
SECTION 6.03.    Other Remedies.........................................  71
SECTION 6.04.    Waiver of Past Defaults................................  71
SECTION 6.05.    Control by Majority....................................  71
SECTION 6.06.    Limitation on Suits....................................  72
SECTION 6.07.    Rights of Holders To Receive Payment...................  72
SECTION 6.08.    Collection Suit by Trustee.............................  72
SECTION 6.09.    Trustee May File Proofs of Claim.......................  73
SECTION 6.10.    Priorities.............................................  73
SECTION 6.11.    Undertaking for Costs..................................  74

                                                                         Page
                                                                         ----
                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee......................................  74
SECTION 7.02.    Rights of Trustee......................................  76
SECTION 7.03.    Individual Rights of Trustee...........................  77
SECTION 7.04.    Trustee's Disclaimer...................................  77
SECTION 7.05.    Notice of Default......................................  78
SECTION 7.06.    Reports by Trustee to Holders..........................  78
SECTION 7.07.    Compensation and Indemnity.............................  79
SECTION 7.08.    Replacement of Trustee.................................  80
SECTION 7.09.    Successor Trustee by Merger, Etc.......................  81
SECTION 7.10.    Eligibility; Disqualification..........................  81
SECTION 7.11.    Preferential Collection of Claims
                   Against the Company..................................  82

                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Termination of the Company's Obligations...............  82
SECTION 8.02.    Acknowledgment of Discharge by Trustee.................  85
SECTION 8.03.    Application of Trust Money.............................  85
SECTION 8.04.    Repayment to the Company...............................  85
SECTION 8.05.    Reinstatement..........................................  86

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders.............................  86
SECTION 9.02.    With Consent of Holders................................  87
SECTION 9.03.    Compliance with TIA....................................  88
SECTION 9.04.    Revocation and Effect of Consents......................  88
SECTION 9.05.    Notation on or Exchange of Notes.......................  89
SECTION 9.06.    Trustee To Sign Amendments, Etc........................  89

                                  ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01.    Notes Subordinated to Senior Indebtedness.............  90
SECTION 10.02.    Suspension of Payment When Senior
                    Indebtedness Is in Default..........................  90
SECTION 10.03.    Notes Subordinated to Prior Payment of
                    All Senior Indebtedness on Dissolution,
                    Liquidation or Reorganization of Company............  92
SECTION 10.04.    Holders To Be Subrogated to Rights of

                                                                         Page
                                                                         ----
                    Holders of Senior Indebtedness......................  94
SECTION 10.05.    Obligations of the Company Unconditional..............  95
SECTION 10.06.    Trustee Entitled To Assume Payments Not
                   Prohibited in Absence of Notice......................  96
SECTION 10.07.    Application by Trustee of Assets Deposited
                    with It.............................................  97
SECTION 10.08.    No Waiver of Subordination Provisions.................  97
SECTION 10.09.    Holders Authorize Trustee To Effectuate
                    Subordination of Notes..............................  98
SECTION 10.10.    Right of Trustee To Hold Senior
                    Indebtedness........................................  99
SECTION 10.11.    No Suspension of Remedies.............................  99
SECTION 10.12.    No Fiduciary Duty of Trustee to Holders
                    of Senior Indebtedness..............................  99

                                ARTICLE ELEVEN

                              GUARANTEE OF NOTES

SECTION 11.01.    Unconditional Guarantee............................... 100
SECTION 11.02.    Limitations on Guarantees............................. 102
SECTION 11.03.    Execution and Delivery of Guarantee................... 102
SECTION 11.04.    Release of a Subsidiary Guarantor..................... 103
SECTION 11.05.    Waiver of Subrogation................................. 104
SECTION 11.06.    Immediate Payment..................................... 104
SECTION 11.07.    No Set-Off............................................ 105
SECTION 11.08.    Obligations Absolute.................................. 105
SECTION 11.09.    Obligations Continuing................................ 105
SECTION 11.10.    Obligations Not Reduced............................... 105
SECTION 11.11.    Obligations Reinstated................................ 106
SECTION 11.12.    Obligations Not Affected.............................. 106
SECTION 11.13.    Waiver................................................ 107
SECTION 11.14.    No Obligation To Take Action Against
                    the Company......................................... 108
SECTION 11.15.    Dealing with the Company and Others................... 108
SECTION 11.16.    Default and Enforcement............................... 109
SECTION 11.17.    Amendment, Etc........................................ 109
SECTION 11.18.    Acknowledgment........................................ 109
SECTION 11.19.    Costs and Expenses.................................... 109
SECTION 11.20.    No Merger or Waiver; Cumulative Remedies.............. 109
SECTION 11.21.    Survival of Obligations............................... 110
SECTION 11.22.    Guarantee in Addition to Other Obligations............ 110
SECTION 11.23.    Severability.......................................... 110
SECTION 11.24.    Successors and Assigns................................ 110

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

                                                                         Page
                                                                         ----
SECTION 12.01.    Guarantee Obligations Subordinated to
                    Guarantor Senior Indebtedness....................... 111
SECTION 12.02.    Suspension of Guarantee Obligations
                    When Guarantor Senior Indebtedness
                    Is in Default....................................... 111
SECTION 12.03.    Guarantee Obligations Subordinated to
                    Prior Payment of All Guarantor Senior
                    Indebtedness on Dissolution, Liquidation
                    or Reorganization of Such Subsidiary
                    Guarantor........................................... 114
SECTION 12.04.    Holders of Guarantee Obligations To Be
                    Subrogated to Rights of Holders of
                    Guarantor Senior Indebtedness....................... 115
SECTION 12.05.    Obligations of the Subsidiary Guarantors
                    Unconditional....................................... 117
SECTION 12.06.    Trustee Entitled To Assume Payments Not
                    Prohibited in Absence of Notice..................... 118
SECTION 12.07.    Application by Trustee of Assets
                    Deposited with It................................... 118
SECTION 12.08.    No Waiver of Subordination Provisions................. 119
SECTION 12.09.    Holders Authorize Trustee To Effectuate
                    Subordination of Guarantee Obligations.............. 119
SECTION 12.10.    Right of Trustee To Hold Guarantor Senior
                    Indebtedness........................................ 120
SECTION 12.11.    No Suspension of Remedies............................. 120
SECTION 12.12.    No Fiduciary Duty of Trustee to Holders of
                    Guarantor Senior Indebtedness....................... 121

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.    TIA Controls.......................................... 121
SECTION 13.02.    Notices............................................... 121
SECTION 13.03.    Communications by Holders with Other
                    Holders............................................. 122
SECTION 13.04.    Certificate and Opinion as to Conditions
                    Precedent........................................... 123
SECTION 13.05.    Statements Required in Certificate
                    or Opinion.......................................... 123
SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar............. 124
SECTION 13.07.    Legal Holidays........................................ 124
SECTION 13.08.    Governing Law......................................... 124
SECTION 13.09.    No Adverse Interpretation of Other
                    Agreements.......................................... 124
SECTION 13.10.    No Recourse Against Others............................ 124
SECTION 13.11.    Successors............................................ 125
SECTION 13.12.    Duplicate Originals................................... 125
SECTION 13.13.    Severability.......................................... 125

                                                                         Page
                                                                         ----
SECTION 13.14.    Independence of Covenants............................. 125

SIGNATURES        ...................................................... 126

Exhibit A    -    Form of Series A Note
Exhibit B    -    Form of Series B Note
Exhibit C    -    Form of Legend for Global Notes
Exhibit D    -    Form of Certificate To Be Delivered in Connection
                  with Transfers to Non-QIB Accredited Investors

Exhibit E    -    Form of Certificate To Be Delivered in Connection
                  with Transfers Pursuant to Regulation S
Exhibit F    -    Form of Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

              INDENTURE, dated as of April 11, 1997, among BWAY CORPORATION, a Delaware corporation (the "Company"), each of the Subsidiary Guarantors named herein, as guarantors, and Harris Trust and Savings Bank, as trustee (the "Trustee").

              The Company has duly authorized the creation of an issue of 10 1/4% Senior Subordinated Notes due 2007, Series A, and 10 1/4% Senior Subordinated Notes due 2007, Series B, to be issued in exchange for the 10 1/4% Senior Subordinated Notes due 2007, Series A, pursuant to a registration rights agreement and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

              Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10 1/4% Senior Subordinated Notes due 2007, Series A and Series B:

                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions
              -----------

              "Acceleration Notice" has the meaning provided in Section 6.02.

              "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person be comes a Restricted Subsidiary of such Person or at the time it merges or consolidates with such Person or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of such Person or such acquisition, merger or consolidation.

              "Additional Interest" has the meaning provided in the Registration Rights Agreement.

              "Affiliate" means, with respect to any specified Per son, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

             "Affiliate Transaction" has the meaning provided in Section 4.11.

             "Agent" means any Registrar, Paying Agent or Co-Registrar.

             "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

             "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Re stricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) any
          --------  -------
transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $15.0 million in any consecutive 12-month period, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 or any disposition that constitutes a Change of Control, (iii) the contribution or other transfer of assets or property to a joint venture in which the Company has an interest; provided,
                                                                  --------
however, that such contribution or other transfer constitutes an Investment that
-------
is either (a) a Permitted Investment or (b) an Investment that is treated as a Restricted Payment under this Indenture, (iv) the licensing of intellectual property, (v) disposals or replacements of obsolete equipment in the ordinary course of business, (vi) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Wholly Owned Restricted Subsidiaries in connection with Investments permitted under Section 4.03, (vii) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP, and (viii) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Transaction.

             "Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

             "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

             "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Business Day" means a day that is not a Legal Holiday.

             "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

             "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

             "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper ma turing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of de posit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United

States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

             "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power (except that for purposes of calculating the ownership of any Person or Group, shares owned by any Permitted Holder who is a part of such Person or Group shall be excluded from the calculation of the ownership by such Person or Group) represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

             "Change of Control Date" has the meaning provided in Section 4.14.

             "Change of Control Offer" has the meaning provided in Section 4.14.

             "Change of Control Payment Date" has the meaning pro vided in
Section 4.14.

             "Commission" or "SEC" means the Securities and Exchange Commission.

             "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such

Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

             "Company" means the party named as such in this In denture until a successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Notes.

             "Consolidated EBITDA" means, with respect to any Per son, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges.

             "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the ap plication of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Issue Date) (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will con tinue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

             "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

             "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries and Permitted Joint Ventures for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount,
(b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries and Permitted Joint Ventures during such period as determined on a consolidated basis in accordance with GAAP; provided, however, that amounts to be included in clauses
                      --------  -------
(i) and (ii) above with respect to Permitted Joint Ventures not constituting Restricted Subsidiaries shall be the product of the amounts computed in accordance with GAAP and the percentage of the total outstanding shares of Capital Stock of such Permitted Joint Venture held by the Company or any Restricted Subsidiary of the Company; and provided, further, however, that
                                          --------  -------  -------
Consolidated Interest Expense with respect to any Person for any period shall not include any amortization or write-off of deferred financing costs.

             "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) gains
           --------  -------
(and losses) on an after tax effected basis from asset sales or abandonments or reserves relating thereto, (b) items classified as extraordinary or nonrecurring gains or losses (including, without limitation, restructuring costs related to facilities and/or operating line closings) on an after tax effected basis, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (other than restrictions contained in the Credit Agreement or any Acquired Indebtedness), (e) the net income or loss of any other Person, other than a Subsidiary of the referent Person, except to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person, by such other Person,
(f) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) any amortization or write-off of deferred financing costs.

             "Consolidated Net Worth" of any Person means the con solidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

             "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate (A) depreciation, (B) amortization and (C) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding for purposes of clause (C) any such charges which require an accrual of or a reserve for cash charges for any future period).

             "Credit Agreement" means the Credit Agreement dated as of June 17, 1996, as amended, among the Company, Brockway Standard, Inc., Brockway Standard (New Jersey), Inc., Milton Can Company, Inc., Davies Can Company, Inc., each of the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company and NationsBank, N.A. (South), as agents, together with the related documents thereto (including, without limitation, any guarantee agreements), in each case as such agreements may be further amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided, however,
                                                          --------  -------
that such increase in borrowings is permitted by Section 4.12) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

             "Currency Agreement" means any foreign exchange con tract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

             "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

             "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

             "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

             "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other

Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

          "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of Article Eight, except (i) the rights of the Holders of Notes to receive, from the trust fund described in Article Eight, payment of the principal of and the interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections 2.03 through 2.07, 7.07 and 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

          "Equity Offering" has the meaning provided in paragraph 5 of the Notes.

          "Event of Default" has the meaning provided in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "Exchange Notes" means the 10 1/4% Senior Subordinated Notes due 2007, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

          "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary organized under the laws of a country or jurisdiction other than the United States, any state or territory thereof or the District of Columbia.

          "Funds" means the aggregate amount of U.S. Legal Tender and/or U.S. Government Obligations deposited with the Trustee pursuant to Article Eight.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Notes" means one or more IAI Global Notes, Regulation S Global Notes and 144A Global Notes.

          "Guarantees" means the guarantees of the Notes of the Company by the Subsidiary Guarantors.

          "Guarantor Senior Indebtedness" means with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of a Subsidiary Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior In debtedness" shall not include (i) any Indebtedness of such Subsidiary Guarantor to a Subsidiary of such Subsidiary Guarantor or any Affiliate of such Subsidiary Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Subsidiary Guarantor or any Subsidiary of such Subsidiary Guarantor

(including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) Indebtedness incurred in violation of Section 4.12, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Subsidiary Guarantor and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Subsidiary Guarantor.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "IAI Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors.

          "Indebtedness" means with respect to any Person, without duplication,
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such

Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Notes" means the 10 1/4% Senior Subordinated Notes due 2007, Series A, of the Company.

          "Initial Purchasers" means BT Securities Corporation, Bear Stearns & Co. Inc. and NationsBanc Capital Markets, Inc.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.03, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of
                               --------  -------
dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such former Restricted Subsidiary not sold or disposed of.

          "Issue Date" means the date of original issuance of the Notes.

          "Legal Holiday" has the meaning provided in Section 13.07.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Maturity Date" means April 15, 2007.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be pro vided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Proceeds Offer" has the meaning provided in Section 4.15.

          "Net Proceeds Offer Amount" has the meaning provided in Section 4.15.

          "Net Proceeds Offer Payment Date" has the meaning provided in Section 4.15.

          "Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.15.

          "Non-U.S. Person" has the meaning assigned to such term in Regulation
S.

          "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities under this Indenture.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, as they relate to the making of an Officers' Certificate, and delivered to the Trustee.

          "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.04 and 13.05, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee.

          "Paying Agent" has the meaning provided in Section 2.03, except that, during the continuance of a Default or Event of Default and for the purposes of Articles Three and Eight and Sections 4.14 and 4.15, the Paying Agent shall not be the Company or any Affiliate of the Company.

          "Permitted Holders" means Warren J. Hayford and his spouse, their lineal descendants and adopted children and spouses of their lineal descendants and adopted children, any foundation controlled by any of the foregoing persons, and trusts for the benefit of any of the foregoing persons.

          "Permitted Indebtedness" means, without duplication, each of the following:

          (i)   Indebtedness under the Notes, this Indenture and the Guarantees;

          (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $125.0 million in the aggregate; provided, however, that if at the time of any
                               --------  -------
     repayments under the revolving credit facility under the Credit Agreement that are required pursuant to Section 4.15 (which are accompanied by a corresponding reduction in the aggregate available commitment), the total consolidated assets of the Company as reflected on the Company's most recent balance sheet prepared in accordance with GAAP (and after giving pro forma effect to any Asset Sales and Asset Acquisitions occurring subsequent to the date of such balance sheet) were less than $275.0 million, the Indebtedness permitted to be incurred pursuant to this clause (ii) shall be reduced in an amount equal to such repayment until such time as both (A) the total consolidated assets of the Company exceed $275.0 million and (B) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12 (at which time the aggregate Indebtedness permitted under this clause (ii) shall be $125.0 million); provided, however, that, in the event there is at any time more
               --------  -------
     than $125 million available under the Credit Agreement, the aggregate Indebtedness permitted under this clause (ii) shall be allocated first to the revolving credit facility portion of the Credit Agreement;

          (iii) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however,
                                                           --------  -------
     that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (iv)  Indebtedness under Currency Agreements; provided, however, that
                                                        --------  -------
     in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (v) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that (a) any Indebtedness of a Wholly
                     --------  -------
     Owned Restricted Subsidiary of the Company is unsecured and (b) if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within two business days of incurrence;

          (vii) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (viii) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries or otherwise incurred to finance the lease or improvement of real or personal property or equipment in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;

          (ix)  the consummation of any Qualified Securitization Transaction;

          (x)   Refinancing Indebtedness;

          (xi) Indebtedness of a Securitization Subsidiary incurred in a Qualified Securitization Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in an accounts receivable or equipment transaction);

          (xii) Indebtedness incurred by Foreign Restricted Subsidiaries of the Company with respect to such Subsidiaries' working capital requirements in an aggregate principal amount outstanding at any one time not to exceed $5.0 million; and

          (xiii) additional Indebtedness in an aggregate principal amount not to exceed $20.0 million at any one time outstanding.

          "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided, however, that any Indebtedness evidencing such Investment is
         --------  -------
unsecured; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $3.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15; (viii) Investments in Permitted Joint Ventures; and (ix) additional Investments in (A) unconsolidated joint ventures in businesses reasonably related or complementary to those of the Company and its Restricted Subsidiaries (as determined in good faith by the Company's Board of Directors) made in the ordinary course of business and (B) Unrestricted Subsidiaries in an aggregate amount for all such Investments made pursuant to this clause (ix) not to exceed $20.0 million at any one time outstanding.

          "Permitted Joint Venture" means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person) if (a) no Affiliate (other than a Restricted Subsidiary of the Company) of the Company or a Restricted Subsidiary has an investment in such Person, (b) such Person is engaged in the same or a similar line of business as the Company and its Restricted Subsidiaries were engaged in on the Issue Date or any business ancillary or reasonably related or complementary thereto or supportive thereof (as determined in good faith by the Company's Board of Directors), (c) the Company and/or any of its Restricted Subsidiaries at all times (i) is the operator of such Person and (ii) owns at least 30% of the total outstanding shares of Capital Stock of such Person entitled to participate in distributions in respect of the earnings, sale or liquidation of such Person,
(d) immediately after giving effect to such Investment on a pro forma basis (to give effect to the contribution of any property or assets to such Person or Indebtedness incurred to fund such Investment or otherwise), the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12, and (e) no default with respect to any Indebtedness of such Person or any Subsidiary of such Person (including any right which the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity. If, at any time, a Permitted Joint Venture fails to comply with clauses (b) and (c) above, such Permitted Joint Venture shall constitute an Investment and must comply with Section 4.03 (but only with respect to the Company's then net Investment in such joint venture).

          "Permitted Liens" means the following types of Liens:

          (i) Liens in favor of the Trustee in its capacity as trustee for the Holders;

          (ii)  Liens securing Indebtedness outstanding under the Credit
     Agreement;

          (iii) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (vi) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (vii) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (viii) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any
                 --------  -------
     property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (ix)   Liens to secure Purchase Money Indebtedness; provided, however,
                                                              --------  -------
     that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (x) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (xi) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (xiii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (xiv)  Liens securing Indebtedness under Currency Agreements;

          (xv) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided, however, that (A) such Liens secured such
                        --------  -------
     Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

          (xvi) Liens granted in connection with any Qualified Securitization Transaction.

          "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Physical Notes" shall have the meaning provided in Section 2.01.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "Private Exchange Notes" shall have the meaning provided in the Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth on Exhibit A.
                                       ---------

          "pro forma" means, unless otherwise provided herein, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

          "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Qualified Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Company or any of its Restricted Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein secured by the merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

          "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of the Company of merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

          "Redemption Date" means, with respect to any Notes, the Maturity Date of such Note or the earlier date on which such Note is to be redeemed by the Company pursuant to paragraph 5 of the Notes.

          "Redemption Price" has the meaning provided in Section 3.03.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of

Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clause (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xii) or (xiii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Refinancing), except to the extent that any such increase in Indebtedness is otherwise permitted by this Indenture, or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however,
                                                              --------  -------
that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company,
(y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and
(z) if such Indebtedness being refinanced is subordinated or junior to the Guarantee of such Subsidiary Guarantor, then such Refinancing Indebtedness shall be subordinate to the Guarantee of such Subsidiary Guarantor at least to the same extent and in the same manner as the Indebtedness being refinanced.

          "Registrar" has the meaning provided in Section 2.03.

          "Registration Rights Agreement" means the exchange and registration rights agreement dated the Issue Date between the Company and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

          "Replacement Assets" has the meaning provided in Section 4.15.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided,
                                                                    --------
however, that if, and for so long as, any Designated Senior Indebtedness lacks
-------
such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "Restricted Note" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and
--------  -------
conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

          "Restricted Subsidiary" of any Person, means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Securitization Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company,
(ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or
(iii) subjects any property or assets of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, (b) with which neither of the Company nor any other Restricted Subsidiary of the Company (i) provides any credit support or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Company or such Restricted Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (i) and (ii) of this clause (b), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation.

             "Senior Indebtedness" means, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation),
(iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of
Section 4.12, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

             "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

             "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

             "Subsidiary Guarantor" means (i) each of the Company's present Restricted Subsidiaries and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; provided, however, that any Person constituting a Subsidiary Guarantor as
--------  -------
described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

             "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

             "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

             "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

             "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A, including, without limitation, the Exchange Notes.
---------

             "Unrestricted Subsidiary" means a Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.16.

             "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

              "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

              "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02. Incorporation by Reference of TIA.
              ---------------------------------

              Whenever this Indenture refers to a provision of the TIA, that portion of such provision that is required to be in corporated for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "Commission" means the SEC.

              "indenture securities" means the Notes.

              "indenture security holder" means a Holder or a Noteholder.

              "indenture to be qualified" means this Indenture.

              "indenture trustee" or "institutional trustee" means the Trustee.

              "obligor" on the indenture securities means the Company or any other obligor on the Notes.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.
              ---------------------

              Unless the context otherwise requires:

              (1)   a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

              (3)   "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular; and

              (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01. Form and Dating.
              ---------------

              The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and
                                      ---------
the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations,
                             ---------
legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Subsidiary Guarantors endorsed thereon substantially in the form of Exhibit F hereto.
        ---------

              The terms and provisions contained in the Notes annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of
----------------
this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              Notes offered and sold in reliance on Rule 144A, Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act) and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as
                                       ---------
custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the

Subsidiary Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C. The
                                                            ---------
aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

              Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical
                                                       ---------       --------
Notes").
-----

              All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of
                                               --------  -------
the time periods specified in the Registration Rights Agreement to be complied with by the Company and the Subsidiary Guarantors have been so complied with.

SECTION 2.02. Execution and Authentication; Aggregate
              Principal Amount.
              -----------------

              Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company, and the Guarantees for the Subsidiary Guarantors (except, in the case of Brockway Standard (Canada), Inc., Armstrong Containers, Inc. and Materials Management, Inc., whose Guarantees shall only require the signature of one Officer), by manual or facsimile signature.

              If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee, as the case may be, was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

              A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

              The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $100,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000, except as provided in Sections 2.07 and 2.08.

              Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

              The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

              The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.
              --------------------------

              The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent or Registrar without notice to any Holder.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

              The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Trustee may perform any such functions and duties through its affiliate, Harris Trust Company of NY. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.

SECTION 2.04. Paying Agent To Hold Assets in Trust.
              ------------------------------------

              The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Holder Lists.
              ------------

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable Record Date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.
              ---------------------

              Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes
                     --------  -------
presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 3.03 and paragraph 5 of the Notes and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

              Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

SECTION 2.07. Replacement Notes.
              -----------------

              If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and each of the Subsidiary Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company, the Subsidiary Guarantors and the Trustee, to protect the Company, the Subsidiary Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Subsidiary Guarantors.

SECTION 2.08. Outstanding Notes.
              -----------------

              Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

              If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender
  ---- ----
of such Note and replacement thereof pursuant to Section 2.07.

              If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes.
              --------------

              In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10. Temporary Notes.
              ---------------

              Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes and the Subsidiary Guarantors shall prepare temporary Guarantees thereon upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate and the Subsidiary Guarantors shall execute Guarantees on, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

SECTION 2.11. Cancellation.
              ------------

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose and deliver evidence of disposal of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that the Company has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.
              ------------------

              The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

              If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

              Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13. CUSIP Numbers.
              -------------

              The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no
                                                    --------  -------
representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14. Deposit of Moneys.
              -----------------

              Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.
              --------------------------------------

              (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.
   ---------

              Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

              (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

              (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

              (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, the Subsidiary Guarantors shall execute Guarantees on and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

              (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

              (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer Provisions.
              ---------------------------

              (a)    Transfers to Non-QIB Institutional Accredited Investors and
                     -----------------------------------------------------------
Non-U.S. Persons. The following additional provisions shall apply with
----------------
respect to the registration of any proposed transfer of a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the
     --------  -------
     Company has held any beneficial interest in such note, or portion thereof, at any time on or prior to the second anniversary of the Issue

     Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and any legal opinions and certifications
                 ---------
     required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto;
                                  ---------

              (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause
     (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

             (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

              (b)    Transfers to QIBs.  The following provisions shall apply
                     -----------------
with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

               (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the
     --------  -------
     Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

              (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

             (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

              (c)    Restrictions on Transfer and Exchange of Global Notes.
                     -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              (d)    Private Placement Legend.  Upon the transfer, exchange or
                     ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless
(i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

              (e)    General.  By its acceptance of any Note bearing the Private
                     -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

              The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01. Notices to Trustee.
              ------------------

              If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate principal amount of the Notes to be redeemed. Such notice must be given at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), but shall not be given more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes To Be Redeemed.
              ---------------------------------

              If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, in the absence of such requirements or if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of $1,000 or
                                 --------  -------
less shall be redeemed in part. On and after the Redemption Date, interest shall cease to accrue on the

Note or portions of them called for redemption; provided, further, however, that
                                                --------  -------  -------
if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

SECTION 3.03. Notice of Redemption.
              --------------------

              At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

              (1)    the Redemption Date;

              (2) the redemption price and the amount of accrued interest, if any, to be paid (the "Redemption Price");

              (3) the paragraph and subparagraph of the Notes pursuant to which the Notes are being redeemed;

              (4)    the name and address of the Paying Agent;

              (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

              (6) that, unless the Company defaults in making the redemption payment, interest, if any, on Notes called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

              (7) that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

              (8) that, if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

              The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

SECTION 3.04. Effect of Notice of Redemption.
              ------------------------------

              Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

SECTION 3.05. Deposit of Redemption Price.
              ---------------------------

              On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

              Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.
              ----------------------

              Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01. Payment of Notes.
              ----------------

              The Company shall pay the interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

              Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02. Maintenance of Office or Agency.
              -------------------------------

              The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

SECTION 4.03. Limitation on Restricted Payments.
              ---------------------------------

              (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of Capital Stock of the Company for Qualified Capital Stock of the Company), (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.12, or (iii) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company or the Company) shall exceed the sum of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter including the Issue Date and ending on the last day of the fiscal quarter ending at least 30 days prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (w) 100% of the aggregate net proceeds (including the fair market value of any business or property other than cash) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company, including treasury stock; plus (x) without duplication of any amounts included in clause
(iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(w) and (x), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); plus (y) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case, to the Company or to any Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in cumulative Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in Section 4.16), not to exceed, in the case of an Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary and which were treated as a Restricted Payment under this Indenture; plus (z) $25.0 million.

              Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend or consummation of irrevocable redemption within 60 days after the date of declaration of such dividend or giving of irrevocable redemption notice if the dividend or redemption would have been permitted on the date of declaration or giving of irrevocable redemption notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (5) if no

Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Capital Stock or other securities of the Company from directors, officers and other employees of the Company or any of its Restricted Subsidiaries in an aggregate amount not to exceed in any one year the sum of (A) $3.0 million and (B) any amounts permitted to have been paid in any preceding years under subclause (A) above to the extent such amounts were not so paid in any such prior years; (6) if no Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Qualified Capital Stock or other securities of the Company for purposes of making contributions of Qualified Capital Stock of the Company to employees of the Company pursuant to the Profit Sharing and Savings Plan of the Company or any of its subsidiaries; and (7) if no Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Qualified Capital Stock of the Company in connection with a substantially concurrent transaction in which the Company reissues such repurchased Qualified Capital Stock as all or a part of the consideration for the acquisition of property or assets; provided, however, that
                                                         --------  -------
such acquisition is consummated within 180 days of such repurchase. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(A) and (7) (to the extent that the value of the Qualified Capital Stock reissued shall have been included in clause (iii)(w) of the preceding paragraph) shall be included in such calculation.

SECTION 4.04. Corporate Existence.
              -------------------

              Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Significant Subsidiary; provided, however, that the Company shall not be
                             --------  -------
required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company or such Significant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer reasonably necessary or desirable in the conduct of the business of the Company or any such Significant Subsidiary.

SECTION 4.05. Payment of Taxes and Other Claims.
              ---------------------------------

              The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that there shall not be required
                            --------  -------
to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.06. Maintenance of Properties and Insurance.
              ---------------------------------------

              (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Restricted Subsidiaries; provided, however, that nothing in this Section 4.06 shall prevent
              --------  -------
the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses.

              (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are reasonably adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries.

SECTION 4.07. Compliance Certificate; Notice of Default.
              -----------------------------------------

              (a) The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an Officers' Certificate (signed by the principal executive officer, principal financial officer and principal accounting officer) stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

              (b) The annual financial statements delivered to the Trustee pursuant to Section 4.09 shall be accompanied by a written report of the Company's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action.

SECTION 4.08. Compliance with Laws.
              --------------------

              The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.09. Reports to Holders.
              ------------------

              The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of (S)314(a) of the TIA.

SECTION 4.10. Waiver of Stay, Extension or Usury Laws.
              ---------------------------------------

              The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11. Limitations on Transactions with Affiliates.
              -------------------------------------------

              (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained or are obtainable in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $7.5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor.

              (b)  The restrictions set forth in clause (a) shall not apply to
(i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions between or among the Company and any of its Wholly Owned Restricted Subsidiaries or between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments and Permitted Investments permitted by this Indenture; and (v) Qualified Securitization Transactions.

SECTION 4.12. Limitation on Incurrence of Additional
              Indebtedness.
              -------------

              The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.50 to 1.0. No Indebtedness incurred pursuant to the next preceding sentence shall be included in calculating any limitation set forth in the definition of Permitted Indebtedness. Upon the repayment of Indebtedness which may have been incurred pursuant to more than one provision of this Indenture, the Company may, in its sole discretion, designate which provision such Indebtedness shall have been incurred under.

SECTION 4.13. Limitation on Dividend and Other
              Payment Restrictions Affecting
              Restricted Subsidiaries.
              ------------------------

              The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) the Credit Agreement; (4) non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(7) Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction; provided, however, that any such encumbrances and restrictions
             --------  -------
apply only to such Securitization Subsidiary; or (8) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5), (6) or (7) above; provided, however, that the provisions relating to such encumbrance or
--------  -------
restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3), (5), (6) or (7), respectively.

SECTION 4.14. Change of Control.
              -----------------

              (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

              (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the immediately preceding sentence shall be governed by clause (iii), and not clause
(iv), of Section 6.01.

             (c) Within 30 days following the date on which a Change of Control occurs (the "Change of Control Date"), the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Notes at their last registered address and the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

             (1)    that the Change of Control Offer is being made pursuant to
     Section 4.14 of the Indenture and that all Notes validly tendered and not withdrawn will be accepted for payment;

             (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

             (3)    that any Note not tendered will continue to accrue interest;

             (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

             (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

             (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

              (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each
                            --------  -------
     new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

              (8) the circumstances and relevant facts regarding such Change of Control.

              (d) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this
Section 4.14, the Trustee shall act as the Paying Agent.

              (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and be deemed not to have breached its obligations relating to such Change of Control Offer by virtue thereof.

SECTION 4.15. Limitation on Asset Sales.
              -------------------------

              (a)  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale
unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a reduction in the committed availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related or complementary thereto (as determined in good faith by the Company's Board of Directors) ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). Pending final application, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness under any revolving credit facility or invest in cash or Cash Equivalents. On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration
          --------  -------
received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company or any such Restricted Subsidiary of the Company, as the case may be, may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

             (b) Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and/or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided,
                                                               --------
however, that any consideration not constituting Replacement Assets received by
-------
the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

             (c) Subject to the deferral right set forth in the final proviso of Section 4.15(a), each notice of a Net Proceeds Offer pursuant to this Section
4.15 shall be mailed, by first-class mail, by the Company to Holders of Notes at their last registered address not more than 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

             (1)    that the Net Proceeds Offer is being made pursuant to
     Section 4.15 of the Indenture, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes
              --------  -------
     tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with
                                                         --- ----
     such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer periods as may be required by law;

             (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

             (3)    that any Note not tendered will continue to accrue interest;

             (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

             (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

             (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

             (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each
                           --------  -------
     new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

             On or before the Net Proceeds Offer Payment Date, the Company shall
(i) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause
(ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article

Seven. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

              To the extent the amount of Notes tendered pursuant to any Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

              (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Net Proceeds Offer by virtue thereof.

SECTION 4.16. Limitation on Restricted and Unrestricted
              Subsidiaries.
              -------------

              (a) The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided,
                                                                    --------
however, that (i) any such redesignation shall be deemed to be an incurrence as
-------
of the date of such redesignation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of
Section 4.12, (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Permitted Indebtedness), no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12 and (iii) such Subsidiary assumes by execution of a supplemental indenture all of the obligations of a Subsidiary Guarantor under a Guarantee.

              (b) The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under Section 4.03 and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.12. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an officers' certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. In the event that any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this covenant, such Restricted Subsidiary's Guarantee will be automatically discharged and released.

              (c) For purposes of Section 4.03, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date, the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii), "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

              (d) Notwithstanding the foregoing, the Board of Directors of the Company may not designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if, after any such designation, (a) the Company or any Restricted Subsidiary of the Company (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or (b) such Subsidiary owns any Capital Stock of, or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated.

              Subsidiaries of the Company that are not designated by the Board of Directors of the Company as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries of the Company. Notwithstanding the foregoing, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

SECTION 4.17. Prohibition on Incurrence of Senior
              Subordinated Debt.
              ------------------

              The Company will not and will not cause or permit any Subsidiary Guarantor to incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the Notes or the Guarantees, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

SECTION 4.18. Limitation on Preferred Stock of Restricted
              Subsidiaries.
              -------------

              The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

SECTION 4.19. Limitation on Liens.
              -------------------

              The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Indebtedness and Liens securing Guarantor Senior Indebtedness; (C) Liens securing the Notes and the Guarantees; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (1) are no less favorable to the
           --------  -------
Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced (other than property or assets subject to Liens under clause (B) above); and (F) Permitted Liens.

SECTION 4.20. Additional Subsidiary Guarantees.
              --------------------------------

              If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property in excess of $1.0 million to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary that is not a Subsidiary Guarantor (other than in any such transaction in compliance with Section 4.03), then such transferee or acquired or other Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture and
(ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid, binding and enforceable obligation of such Subsidiary, subject to normal exceptions. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

SECTION 4.21. Conduct of Business.
              -------------------

              The Company will not and will not cause or permit any of its Restricted Subsidiaries to engage in any businesses other than the businesses in which the Company is engaged on the Issue Date and any businesses reasonably related or complementary thereto (as determined in good faith by the Company's Board of Directors).

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.
              ----------------------------------------

              (a) The Company will not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) unless:

               (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed, as the case may be;

             (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12;

            (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

             (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

(b) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.15 or 4.16) will not, and the Company will not cause or permit any Subsidiary

Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on its Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of clause (a) above.

SECTION 5.02. Successor Corporation Substituted.
              ---------------------------------

              Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.
              -----------------

              Each of the following shall be an "Event of Default":

              (1) the failure to pay interest (including Additional Interest, if any) on the Notes when the same becomes due and payable and such Default continues for a period of 30 days (whether or not such payment shall be prohibited by the provisions described under Article Ten);

              (2) the failure to pay principal on any Notes, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the provisions described under Article Ten);

             (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which Default continues for a period of 30 days after the Company receives written notice thereof specifying the default (and demanding that such Default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

             (4) the failure to pay at the final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Securitization Subsidiary), or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

             (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

             (6) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law,
     (C) consents to the appointment of a custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (E) makes a general assignment for the benefit of its creditors;

             (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall
     (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

              (8) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Subsidiary Guarantors denies its liability under its Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

SECTION 6.02. Acceleration.
              ------------

              (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) shall occur and be continuing, the Trustee may, and the Trustee upon request to the Trustee of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, to be due and payable by notice in writing to the Company and, in the case of an acceleration notice from the Holders of at least 25% in principal amount of the outstanding Notes, the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing, then such amount will ipso facto become and be
                                                ---- -----
immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

              (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due other than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Sections 6.01(6) and (7), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.
              --------------

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.
              -----------------------

              Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01.

SECTION 6.05. Control by Majority.
              -------------------

              Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee, in its discretion, that is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.
              -------------------

              A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

              (1) the Holder gives to the Trustee notice of a continuing Event of Default;

              (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

              (3) such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is satisfactory to the Trustee;

              (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

              (5) during such 45-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

              A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.
              ------------------------------------

              Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.
              --------------------------

              If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.
              --------------------------------

              The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.
              ----------

              If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07;

              Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

              Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

              Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

              The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.
              ---------------------

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee.
              -----------------

              (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

              (b)    Except during the continuance of a Default or an Event of
Default:

              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

              (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

              (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

              (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.
              -----------------

              Subject to Section 7.01:

              (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate, or an Opinion of Counsel or advice of counsel.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

              (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

              (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

              (g) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

              (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

              (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

SECTION 7.03. Individual Rights of Trustee.
              ----------------------------

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Restricted or Unrestricted Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.
              --------------------

              The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Default.
              -----------------

              If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in the payment of interest or principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its Board of Directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Sections 6.01(1) or 6.01(2); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.06. Reports by Trustee to Holders.
              -----------------------------

              Within 60 days after April 1 of each year beginning with April 1, 1998, the Trustee shall, to the extent that any of the events described in TIA
(S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA
(S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

              A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

              The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and if the Notes are so listed, the Trustee shall comply with TIA (S) 313(d).

SECTION 7.07. Compensation and Indemnity.
              --------------------------

              The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as may be agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

              The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such
         --------  -------
fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

              To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.
              ----------------------

             The Trustee may resign by so notifying the Company in writing at least 10 days in advance. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

             (1)    the Trustee fails to comply with Section 7.10;

             (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

             (3) a receiver or other public officer takes charge of the Trustee or its property; or

             (4)    the Trustee becomes incapable of acting.

             If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

             A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

             If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.
              --------------------------------

              If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that
                                                        --------  -------
such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.
              -----------------------------

              This Indenture shall always have a Trustee who satisfies the requirement of TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from
                            --------  -------
the operation of TIA (S) 310(b)(1) any indenture or indentures under which other notes, or certificates of interest or participation in other notes, of the Company are outstanding, if the requirements for such exclusion set forth in TIA
(S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Company.
              -----------------------------------------------------

              The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company and any other obligor of the Notes.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Company's Obligations.
              ----------------------------------------

              This Indenture will be Discharged and will cease to be of further effect and the obligations of the Company under the Notes and this Indenture shall terminate (except that the obligations under Sections 2.03 through 2.07, 7.01, 7.02, 7.07 and 7.08 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive the effect of this Article Eight) when
(a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on
      --------  -------
a certificate or certificates of officers of the Company.

              In addition, at the Company's option, either (a) the Company shall be deemed to have been Discharged from any and all obligations with respect to the Notes ("Legal Defeasance") after the applicable conditions set forth below have been satisfied (except for the obligations of the Company under Sections 2.03, 2.04, 2.06, 2.07, 7.01, 7.02, 7.07 and this Section 8.01) or (b) the
Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.09 and 4.11 through 4.21 and Section 5.01 and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes ("Covenant Defeasance") after the applicable conditions set forth below have been satisfied:

              (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes U.S. Legal Tender or U.S. Government Obligations or a combination thereof that, together with the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay all the principal of premium, if any, and interest on the Notes on the dates such payments are due in accordance with the terms of such Notes, as well as the Trustee's fees and expenses; provided,
                                                                      --------
     however, that no deposits made pursuant to this Section 8.01(1) shall cause
     -------
     the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

     and provided, further, that, as confirmed by an Opinion of Counsel, no such
         --------  -------
     deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

              (2) No Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit after giving effect to such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight);

              (3) The Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain qualifications, to the effect that the Funds will not be subject to any rights of holders of Senior Indebtedness of the Company;

              (4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07;

              (5) No such deposit will result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

              (6) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

              (7) The Company shall have delivered to the Trustee an Opinion of Counsel or a private letter ruling issued to the Company by the Internal Revenue Service (the "IRS") to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit pursuant to clause (1) above and related Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a Legal Defeasance, accompanied by a private letter ruling issued to the Company by the IRS to such effect;

              (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

              (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

              Notwithstanding the foregoing, the Opinion of Counsel required by subparagraph 7 above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.02. Acknowledgment of Discharge by Trustee.
              --------------------------------------

              Subject to Section 8.05, after (i) the conditions of Section 8.01, have been satisfied and (ii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03. Application of Trust Money.
              --------------------------

              The Trustee shall hold in trust Funds deposited with it pursuant to Section 8.01. It shall apply the Funds through the Paying Agent and in accordance with this Indenture to the payment of all the principal of, or premium, if any, and interest on the Notes.

SECTION 8.04. Repayment to the Company.
              ------------------------

              The Trustee and the Paying Agent shall promptly pay to the Company any Funds held by them for the payment of all the principal of, or premium, if any, and interest that remains unclaimed for one year; provided, however, that
                                                       --------  -------
the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such Funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Funds then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the Funds must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such Funds shall cease.

SECTION 8.05. Reinstatement.
              -------------

              If the Trustee or Paying Agent is unable to apply any Funds by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such Funds in accordance with Section 8.01; provided, however, that
                                                      --------  -------
if the Company has made any payment of principal, or premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from Funds held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.
              --------------------------

              The Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee, together, may amend or supplement this Indenture or the Notes without the consent of any Holders:

              (1) to cure any ambiguity, defect or inconsistency, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect;

              (2)    to comply with Article Five;

              (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (4) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

              (5) to make any other change that would provide any additional benefit or rights to the Holders or that does not adversely affect in any material respect the rights of any Noteholders hereunder;

provided, however, that the Company has delivered to the Trustee an Opinion of
--------  -------
Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.
              -----------------------

              Subject to Section 6.07, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in principal amount of the then outstanding Notes may make all other modifications, waivers and amendments of this Indenture or the Notes, except that, without the consent of each Holder of Notes affected thereby, no amendment or waiver may, directly or indirectly, without the consent of each Holder affected thereby:

              (1) reduce the amount of Notes whose Holders must consent to an amendment;

              (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

              (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

              (4) make any Notes payable in money other than that stated in the Notes and this Indenture;

              (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Notes to waive Default or Event of Default;

              (6) amend, change or modify in any material respect the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

              (7) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

              (8) release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

              It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with TIA.
              -------------------

              Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.
              ---------------------------------

              Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

              The Company may, but shall not be obligated to, fix such record date as it may select for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

              After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as a consenting Holder's Note; provided, however that any such waiver shall not
                            --------  -------
impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  Notation on or Exchange of Notes.
               --------------------------------

               If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06.  Trustee To Sign Amendments, Etc.
               -------------------------------

               The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute
--------  -------
any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                            SUBORDINATION OF NOTES

SECTION 10.01. Notes Subordinated to Senior Indebtedness.
               -----------------------------------------

               Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, of all Obligations on Senior Indebtedness, including without limitation, the Company's obligations under the Credit Agreement.

             This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02. Suspension of Payment When Senior
               Indebtedness Is in Default.
               ---------------------------

               (a) Unless Section 10.03 shall be applicable, upon (1) the occurrence of any default in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness (a "Payment Default") and
(2) receipt by the Trustee and the Company from a Representative of written notice of such occurrence, then no payment (other than payments previously made pursuant to Article Eight) or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf on account of any Obligations under the Notes or on account of the purchase, redemption or other acquisition of Notes for cash or property or otherwise (except that Holders may receive (i) shares of stock and any debt securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness and (ii) payments made from the trusts described in Section 8.01) and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

               (b) Unless Section 10.03 shall be applicable, upon (1) the occurrence of any event of default (other than a Payment Default) with respect to any Designated Senior Indebtedness (as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness) permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof (a "Non-payment Default") and (2) the earlier of (i) receipt by the Trustee and the Company from a Representative of written notice of such occurrence stating that such notice is a "Payment Blockage Notice" pursuant to this Section 10.02 or (ii) if such Non-payment Default results from the acceleration of the Notes, the date of such acceleration, no payment (other than payments previously made pursuant to Article Eight) or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf on account of any Obligations under the Notes or on account of the purchase or redemption or other acquisition of Notes for cash or property or otherwise (except that Holders may receive (i) shares of stock and any debt securities that are subordinated at least to the same extent as the Notes to Senior Indebtedness and securities issued in exchange for Senior Indebtedness and (ii) payments made from the trusts described in Section 8.01) for a period (the "Payment Blockage

Period") commencing on the date of receipt by the Trustee of the written notice of a Non-payment Default from such Representative or the date of the acceleration referred to in clause (ii) above, as the case may be, unless and until the earlier to occur of the following events: (w) 180 days shall have elapsed since receipt of such notice or the date of the acceleration of the Notes, as the case may be (provided no Designated Senior Indebtedness shall theretofore have been accelerated), (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of such Designated Senior Indebtedness, or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period or successive Payment Blockage Periods with respect to the same payment on the Notes extend beyond 180 days from the date the payment on the Notes was due and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders or by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

               (c) In the event that, notwithstanding the foregoing, the Company shall have made payment to the Trustee or directly to the Holder of any Note prohibited by the foregoing provisions of this Section 10.02, then and in such event such payment shall be segregated from other funds and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or to the Representatives or as a court of competent jurisdiction shall direct.

SECTION 10.03. Notes Subordinated to Prior Payment of All

               Senior Indebtedness on Dissolution,
               Liquidation or Reorganization of Company.
               -----------------------------------------

               Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary:

               (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, of all amounts payable under Senior Indebtedness before the Holders will be entitled to receive any payment or distribution of any kind or character on account of any Notes or for the acquisition of any of the Notes for cash or property or otherwise, and until all Obligations with respect to the Senior Indebtedness are paid in full in cash or Cash Equivalents, or such payment provided for to the satisfaction of the holders of Senior Indebtedness, any distribution to which the Holders would be entitled shall be made to the holders of Senior Indebtedness;

               (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Ten, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness or their representatives, ratably according to the respective amounts of Senior Indebtedness remaining unpaid held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

               (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether such payment shall be in cash, property or securities, and the Company shall have made payment to the Trustee or directly to the Holders or any Paying Agent on account of any Obligations under the Notes before all Senior Indebtedness is paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, such payment or distribution (subject to the provisions of

     Sections 10.06 and 10.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over by the Trustee (if the notice required by Section 10.06 has been received by the Trustee) or by the Holder to, the holders of Senior Indebtedness or their representatives, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               (d) The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five shall not be deemed a liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company, as the case may be, for the purposes of this Article Ten; provided, however, that the Person formed
                                       --------  -------
     by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Five.

               The Company shall give prompt notice to the Trustee prior to any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets.

SECTION 10.04. Holders To Be Subrogated to Rights of
               Holders of Senior Indebtedness.
               -------------------------------------

               Subject to the payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, of all Senior Indebtedness, the Holders of Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full in cash or Cash Equivalents, and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

               If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any such payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness.

               Each Holder by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Indebtedness of the Company and notice of or proof of reliance by any holder or owner of Senior Indebtedness of the Company upon this Article Ten and the Senior Indebtedness of the Company shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Ten, and all dealings between the Company and the holders and owners of the Senior Indebtedness of the Company shall be deemed to have been consummated in reliance upon this Article Ten.

SECTION 10.05. Obligations of the Company Unconditional.
               ----------------------------------------

               Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten, of the holders of Senior Indebtedness in respect of cash, property or Notes of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other

Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. Nothing in this Article Ten shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

               In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.06. Trustee Entitled To Assume Payments Not
               Prohibited in Absence of Notice.
               ---------------------------------------

               The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections
7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 10.07. Application by Trustee of Assets Deposited
               with It.
               ------------------------------------------

               U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.01 and 8.02 shall be for the sole benefit of the Holders of the Notes and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article Ten. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of this Article Ten; provided, however, that if prior
                                               --------  -------
to the second Business Day preceding the date on which by the terms of this

Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 10.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this
Section 10.07 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Ten.

SECTION 10.08. No Waiver of Subordination Provisions.
               -------------------------------------

               (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (b)  Without limiting the generality of subsection (a) of this
Section 10.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.09. Holders Authorize Trustee To Effectuate
               Subordination of Notes.
               ---------------------------------------

               Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Ten, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.10. Right of Trustee To Hold Senior
               Indebtedness.
               -------------

               The Trustee shall be entitled to all of the rights set forth in this Article Ten in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 10.11. No Suspension of Remedies.
               -------------------------

               The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01.

               Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Indebtedness.

SECTION 10.12. No Fiduciary Duty of Trustee to Holders of
               Senior Indebtedness.
               --------------------

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders of Notes or the Company or any other Person, money or assets in compliance with the terms of this Indenture. Nothing in this Section
10.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

                                ARTICLE ELEVEN

                              GUARANTEE OF NOTES

SECTION 11.01. Unconditional Guarantee.
               -----------------------

               Subject to the provisions of this Article Eleven, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis (such guarantees to be referred to herein as the "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

               Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee.

               No stockholder, officer, director, employee or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

               Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor, determined in accordance with GAAP.

SECTION 11.02. Limitations on Guarantees.
               -------------------------

               The obligations of each Subsidiary Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary

Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 11.03. Execution and Delivery of Guarantee.
               -----------------------------------

               To further evidence the Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit F hereto, shall be endorsed on each Note
                             ---------
authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of two Officers of each Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

               Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

               If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Guarantee of such Note shall be valid nevertheless.

               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

SECTION 11.04. Release of a Subsidiary Guarantor.
               ---------------------------------

               (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Subsidiary Guarantor by the Company, in a transaction or series of related transactions that either (i) does not constitute an Asset Sale or (ii) constitutes an Asset Sale the Net Cash Proceeds of which are applied in accordance with Section 4.15, or upon the consolidation or merger of a Subsidiary Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company), or if any Subsidiary Guarantor is dissolved or liquidated in accordance with this Indenture, or if a Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with Section 4.16, such Subsidiary Guarantor's Guarantee will be automatically discharged and released, and such Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed automatically discharged released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

               (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request by the Company or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04; provided, however, that the legal counsel delivering such Opinion of
       --------  -------
Counsel may rely as to matters of fact on one or more Officers Certificates of the Company.

               The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Eleven.

               Except as set forth in Articles Four and Five and this Section 11.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.


SECTION 11.05. Waiver of Subrogation.
               ---------------------

               Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Subsidiary Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

SECTION 11.06. Immediate Payment.
               -----------------

               Each Subsidiary Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.

SECTION 11.07. No Set-Off.
               ----------

               Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.08. Obligations Absolute.
               --------------------

               The obligations of each Subsidiary Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor hereunder which may not be recoverable from such Subsidiary Guarantor on the basis of a Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.09. Obligations Continuing.
               ----------------------

               The obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Subsidiary Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor hereunder.

SECTION 11.10. Obligations Not Reduced.
               -----------------------

               The obligations of each Subsidiary Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.


SECTION 11.11. Obligations Reinstated.
               ----------------------

               The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.

SECTION 11.12. Obligations Not Affected.
               ------------------------

               The obligations of each Subsidiary Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

               (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

               (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

               (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Subsidiary Guarantor;

               (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

               (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

               (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

               (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Subsidiary Guarantor;

               (h) any merger or amalgamation of the Company or a Subsidiary Guarantor with any Person or Persons;

               (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Subsidiary Guarantor under its Guarantee; and

               (j) any other circumstance, including release of the Subsidiary Guarantor pursuant to Section 11.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Subsidiary Guarantor in respect of its Guarantee hereunder.

SECTION 11.13. Waiver.
               ------

               Without in any way limiting the provisions of Section 11.01 hereof, each Subsidiary Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Subsidiary Guarantor of any kind whatsoever.

SECTION 11.14. No Obligation To Take Action Against the
               Company.
               --------

               Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 11.15. Dealing with the Company and Others.
               -----------------------------------

               The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor hereunder and without the consent of or notice to any Subsidiary Guarantor, may

               (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

               (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

               (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

               (d)  accept compromises or arrangements from the Company;

               (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

               (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.16. Default and Enforcement.
               -----------------------

               If any Subsidiary Guarantor fails to pay in accordance with
Section 11.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the obligations.

SECTION 11.17. Amendment, Etc.
               --------------

               No amendment, modification or waiver of any provision of this Indenture relating to any Subsidiary Guarantor or consent to any departure by any Subsidiary Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Subsidiary Guarantor and the Trustee.

SECTION 11.18. Acknowledgment.
               --------------

               Each Subsidiary Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 11.19. Costs and Expenses.
               ------------------

               Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 11.20. No Merger or Waiver; Cumulative Remedies.
               ----------------------------------------

               No Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the

Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.21. Survival of Obligations.
               -----------------------

               Without prejudice to the survival of any of the other obligations of each Subsidiary Guarantor hereunder, the obligations of each Subsidiary Guarantor under Section 11.01 shall survive the payment in full of the Obligations and shall be enforceable against such Subsidiary Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Subsidiary Guarantor.

SECTION 11.22. Guarantee in Addition to Other Obligations.
               ------------------------------------------

               The obligations of each Subsidiary Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.23. Severability.
               ------------

               Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.24. Successors and Assigns.
               ----------------------

               Each Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.


                                ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEE

SECTION 12.01. Guarantee Obligations Subordinated to
               Guarantor Senior Indebtedness.
               ------------------------------

               Anything herein to the contrary notwithstanding, each of the Subsidiary Guarantors, for itself and its successors, and each Holder, by his or her acceptance of Guarantees, agrees that the payment of all Obligations owing to the Holders in respect of its

Guarantee (collectively, as to any Subsidiary Guarantor, its "Guarantee Obligations") is subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, of all Obligations on Guarantor Senior Indebtedness of such Subsidiary Guarantor, including without limitation, the Subsidiary Guarantors' obligations under the Credit Agreement.

               This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 12.02. Suspension of Guarantee Obligations When
               Guarantor Senior Indebtedness Is in Default.
               --------------------------------------------

               (a) Unless Section 12.03 shall be applicable, upon (1) the occurrence of a Payment Default with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor or guaranteed by a Subsidiary Guarantor (which Designated Senior Indebtedness or guarantee, as the case may be, constitutes Guarantor Senior Indebtedness of such Subsidiary Guarantor) and (2) receipt by the Trustee, the Company and such Subsidiary Guarantor from a Representative of written notice of such occurrence, then no payment (other than payments previously made pursuant to Article Eight) or distribution of any assets of such Subsidiary Guarantor of any kind or character shall be made by or on behalf of such Subsidiary Guarantor or any other Person on its behalf on account of any Obligations under the Notes or on account of the purchase, redemption or other acquisition of Notes for cash or property or otherwise (except that Holders may receive (i) shares of stock and any debt securities that are subordinated at least to the same extent as the Guarantees to Guarantor Senior Indebtedness and (ii) payments made from the trusts described in Section 8.01) until such Payment Default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee, including any missed payments.

               (b) Unless Section 12.03 shall be applicable upon (1) the occurrence of any event of default (other than a Payment Default) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor (as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness of a Subsidiary Guarantor) and (2) the earlier of (i) receipt by the Trustee, the Company and such Subsidiary Guarantor from a Representative of written notice of such occurrence stating that such notice is a "Payment Blockage Notice" pursuant to this Section 12.02 or (ii) if such Non-payment Default results from the acceleration of the Securities, the date of the acceleration of the Securities, no payment (other than payments previously made pursuant to Article Eight hereof) or distribution of any assets of such Subsidiary Guarantor of any kind or character shall be made by on or behalf of such Subsidiary Guarantor or any other Person on its or their behalf on account of principal, premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes for cash or property or otherwise (except that Holders may receive (i) shares of stock and any debt securities that are subordinated at least to the same extent as the Guarantees to Guarantor Senior Indebtedness and (ii) payments made from the trusts described in Section 8.01) for a period (the "Guarantor Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice or the date of the acceleration referred to in clause (ii) above, as the case may be, unless and until the earlier to occur of the following events: (w) 180 days shall have elapsed since receipt of such written notice by the Trustee or the date of the acceleration of the Notes, as the case may be (provided no Designated Senior Indebtedness of a Subsidiary Guarantor shall theretofore have been accelerated), (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of such Designated Senior Indebtedness of a Subsidiary Guarantor or (z) such Guarantor Payment Blockage Period shall have been terminated by written notice to the Trustee from the Representative initiating Guarantor Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Guarantor Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), such Subsidiary Guarantor shall resume making any and all required payments in respect of its obligations under its Guarantee, including any missed payments. Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period or successive Guarantor Payment Blockage Periods with respect to the same payment on a Guarantee extend beyond 180 days from the date the payment on a Guarantee was due and (y) only one such Guarantor Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 12.02(b), no event of default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Indebtedness of a Subsidiary Guarantor initiating such Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the holders or by the agent or other representative of such Designated Senior Indebtedness of a Subsidiary Guarantor whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

               (c) In the event that, notwithstanding the foregoing, a Subsidiary Guarantor shall have made payment to the Trustee or directly to the Holder of any Note prohibited by the foregoing provisions of this Section 12.02, then and in such event such payment shall be segregated from other funds and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Designated Senior Indebtedness of a Subsidiary Guarantor or to the Representatives or as a court of competent jurisdiction shall direct.

SECTION 12.03. Guarantee Obligations Subordinated to Prior
               Payment of All Guarantor Senior Indebtedness
               on Dissolution, Liquidation or Reorganization
               of Such Subsidiary Guarantor.
               -----------------------------

               Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to any Subsidiary Guarantor or its property, whether voluntary or involuntary, but excluding any liquidation or dissolution of a Subsidiary Guarantor into the Company or into another Subsidiary Guarantor):

               (a) the holders of all Guarantor Senior Indebtedness of such Subsidiary Guarantor shall first be entitled to receive payments in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, of all amounts payable under Guarantor Senior Indebtedness before the Holders will be entitled to receive any payment or distribution of any kind or character on account of the Guarantee of such Subsidiary Guarantor, and until all Obligations with respect to the Guarantor Senior Indebtedness are paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, any distribution to which the Holders would be entitled shall be made to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor;

               (b) any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Twelve shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor or their representatives, ratably according to the respective amounts of such Guarantor Senior Indebtedness remaining unpaid held or represented by each, until all such Subsidiary Guarantor Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Subsidiary Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness;

               (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether such payment shall be in cash, property or securities, and such Subsidiary Guarantor shall have made payment to the Trustee or directly to the Holders or any Paying Agent in respect of payment of the Guarantees before all Guarantor Senior Indebtedness of such Subsidiary Guarantor is paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, such payment or distribution (subject to the provisions of Sections 12.06 and 12.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over by the Trustee (if the notice required by Section 12.06 has been received by the Trustee) or by the Holder to, the holders of such Guarantor Senior Indebtedness or their representatives, ratably according to the respective amounts of such Guarantor Senior Indebtedness held or represented by each, until all such Guarantor Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of Guarantor Senior Indebtedness.

               Each Subsidiary Guarantor shall give prompt notice to the Trustee prior to any dissolution, winding up, total or partial liquidation or total or reorganization (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshaling of such Subsidiary Guarantor's assets and liabilities).

SECTION 12.04. Holders of Guarantee Obligations To Be
               Subrogated to Rights of Holders of
               Guarantor Senior Indebtedness.
               ------------------------------

               Subject to the payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness, of all Guarantor Senior Indebtedness, the Holders of Guarantee Obligations of a Subsidiary Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor to receive payments or distributions of assets of such Subsidiary Guarantor applicable to such Guarantor Senior Indebtedness until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full in cash or Cash Equivalents, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor Senior Indebtedness by or on behalf of such Subsidiary Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between such Subsidiary Guarantor and the Holders, be deemed to be payment by such Subsidiary Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

               If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under such Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any such payments or distributions received by such holders of such Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Indebtedness.

               Each Holder by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Guarantor Senior Indebtedness of the Subsidiary Guarantors and notice of or proof of reliance by any holder or owner of Guarantor Senior Indebtedness of the Subsidiary Guarantors upon this Article Twelve and the Guarantor Senior Indebtedness of the Subsidiary Guarantors shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Twelve, and all dealings between the Subsidiary Guarantors and the holders and owners of the Guarantor Senior Indebtedness of the Subsidiary Guarantors shall be deemed to have been consummated in reliance upon this Article Twelve.

SECTION 12.05. Obligations of the Subsidiary Guarantors
               Unconditional.
               --------------

               Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Subsidiary Guarantors received upon the exercise of any such remedy. Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this Article Twelve shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

               In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.06. Trustee Entitled To Assume Payments Not

               Prohibited in Absence of Notice.
               --------------------------------

               The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received notice thereof from the Company or any Subsidiary Guarantor or from one or more holders of Guarantor Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 12.07. Application by Trustee of Assets Deposited
               with It.
               --------

               U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 8.01 and 8.02 shall be for the sole benefit of Holders of the Notes and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article Twelve. Otherwise, any deposit of assets or securities by or on behalf of a Subsidiary Guarantor with the Trustee or any Paying Agent (whether or not in trust) for payment of the Guarantees shall be subject to the provisions of this Article Twelve; provided, however, that if
                                                  --------  -------
prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 12.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 12.07 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by this Article Twelve.

SECTION 12.08. No Waiver of Subordination Provisions.
               -------------------------------------

               (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, by any such holder, or by any non-compliance by any Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (b)    Without limiting the generality of subsection (a) of this
Section 12.08, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of Guarantor Senior Indebtedness, do any one or more of the following:
(1) change the manner, place, terms or time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Subsidiary Guarantors and any other Person.

SECTION 12.09. Holders Authorize Trustee To Effectuate
               Subordination of Guarantee Obligations.
               ---------------------------------------

               Each Holder of the Guarantee Obligations by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Subsidiary Guarantor tending towards liquidation or reorganization of the business and assets of any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance under its or his Guarantee Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Guarantor Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any holder of Guarantee Obligations any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any holder of Guarantee Obligations in any such proceeding.

SECTION 12.10. Right of Trustee To Hold Guarantor Senior
               Indebtedness.
               -------------

               The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11. No Suspension of Remedies.
               -------------------------

               The failure to make a payment in respect of the Guarantees by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01.

               Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Indebtedness.

SECTION 12.12. No Fiduciary Duty of Trustee to Holders of
               Guarantor Senior Indebtedness.
               ------------------------------

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the holders of Guarantee Obligations or the Guarantors or any other Person, money or assets in compliance with the terms of this Indenture. Nothing in this
Section 12.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness or their Representative.

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01. TIA Controls.
               ------------

               If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 13.02. Notices.
               -------

               Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to the Company or any Subsidiary Guarantor:

               BWAY CORPORATION
               8607 Roberts Drive
               Suite 250
               Atlanta, GA 30350
               Attention:  Chief Financial Officer

               with a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention:  William S. Kirsch, P.C.

               if to the Trustee:

               Harris Trust and Savings Bank
               311 West Monroe Street
               12th Floor
               Chicago, Illinois  60606
               Attention:  Indenture Trust Department

               The Company, the Subsidiary Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company, the Subsidiary Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

               Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other
               Holders
               -------

               Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).


SECTION 13.04. Certificate and Opinion as to Conditions
               Precedent.
               ----------

               Upon any request or application by the Company or the Subsidiary Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 13.05. Statements Required in Certificate or
               Opinion.
               --------

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.07, shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.
               -----------------------------------------

               The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Legal Holidays.
               --------------

               A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08. Governing Law.
               -------------

               THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

SECTION 13.09. No Adverse Interpretation of Other
               Agreements.
               -----------

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10. No Recourse Against Others.
               --------------------------

               A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Guarantors or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 13.11. Successors.
               ----------

               All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12. Duplicate Originals.
               -------------------

               All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13. Severability.
               ------------

               In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14. Independence of Covenants.
               -------------------------

               All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                 [Remainder of Page Intentionally Left Blank]

                                  SIGNATURES

             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       BWAY CORPORATION


                                       By: /s/ Blair G. Schlossberg
                                           --------------------------------
                                           Name:  Blair G. Schlossberg
                                           Title: Secretary

                                       HARRIS TRUST AND SAVINGS BANK, as
                                         Trustee


                                       By: /s/ D. G. Donovan
                                           --------------------------------
                                           Name:  D. G. Donovan
                                           Title: Assistant Vice President

                                       BROCKWAY STANDARD (NEW JERSEY),
                                         INC., as guarantor


                                       By: /s/ Blair G. Schlossberg
                                           --------------------------------
                                           Name:  Blair G. Schlossberg
                                           Title: Secretary

                                       MILTON CAN COMPANY, INC.,
                                         as guarantor


                                       By: /s/ Blair G. Schlossberg
                                           --------------------------------
                                           Name:  Blair G. Schlossberg
                                           Title: Secretary

                                       BROCKWAY STANDARD, INC.,
                                         as guarantor


                                       By: /s/ David P. Hayford
                                           --------------------------------
                                           Name:  David P. Hayford
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       MATERIALS MANAGEMENT, INC.,
                                         as guarantor


                                       By: /s/ Blair G. Schlossberg
                                           --------------------------------
                                           Name:  Blair G. Schlossberg
                                           Title: Secretary

                                       BROCKWAY STANDARD (CANADA), INC.,
                                         as guarantor


                                       By: /s/ David P. Hayford
                                           --------------------------------
                                           Name:  David P. Hayford
                                           Title: Executive Vice President

                                       BROCKWAY STANDARD (OHIO), INC.,
                                         as guarantor


                                       By: /s/ David P. Hayford
                                           --------------------------------
                                           Name:  David P. Hayford
                                           Title: Vice President

                                       PLATE MASTERS, INC., as guarantor


                                       By: /s/ David P. Hayford
                                           --------------------------------
                                           Name:  David P. Hayford
                                           Title: Vice President

                                       ARMSTRONG CONTAINERS, INC.,
                                         as guarantor


                                       By: /s/ Blair G. Schlossberg
                                           ---------------------------------
                                           Name:  Blair G. Schlossberg
                                           Title: Secretary

EXHIBIT A
---------


                            [FORM OF SERIES A NOTE]


      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT
OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS
 DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS
  DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY
  THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN
ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON
 ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR
  THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM
REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY
 TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER,
 FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH
 TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT
  SUBJECT TO REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN
                    TO THEM BY REGULATIONS S UNDER THE ACT.

                               BWAY CORPORATION

              10 1/4% Senior Subordinated Note due 2007, Series A

No.   $

             BWAY CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns, the principal sum of Dollars, on April 15, 2007.

             Interest Payment Dates: April 15 and October 15

             Record Dates: April 1 and October 1

             Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

             IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Dated:                               BWAY CORPORATION


                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:


Trustee's Certificate of Authentication

             This is one of the 10 1/4% Senior Subordinated Notes due 2007, Series A, referred to in the within-mentioned Indenture.


Dated:                               HARRIS TRUST AND SAVINGS BANK, as

                                     By:
                                         ----------------------------------
                                         Authorized Signatory

                               (REVERSE OF NOTE)

              10 1/4% Senior Subordinated Note due 2007, Series A


          1.   Interest.  BWAY CORPORATION, a Delaware corporation (the
               --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 11, 1997. The Company will pay interest semi-annually in arrears on each April 15 and October 15 (each, an "Interest Payment Date") and at stated maturity, commencing on October 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.   Method of Payment.  The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar.  Initially, Harris Trust and Savings
               --------------------------
Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

          4.   Indenture.  The Company issued the Notes under an Indenture,
               ---------
dated as of April 11, 1997 (the "Indenture"), among the Company, each of the Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/4% Senior Subordinated Notes due 2007, Series A (the "Initial Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $100,000,000, which may be issued under the Indenture. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in this Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

          5.   Optional Redemption.  (a) The Notes will be redeemable, at the
               -------------------
Company's option, in whole at any time or in part from time to time, on and after April 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                    YEAR                               PERCENTAGE
                    ----                               ----------
                   2002                                 105.125%
                   2003                                 103.417%
                   2004                                 101.708%
                   2005 and thereafter                  100.000%

          (b) At any time, or from time to time, on or prior to April 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 33 1/3% of the Notes at a redemption price equal to 110.250% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided,
                                                                --------
however, that at least 66 2/3% of the principal amount of Notes originally
-------
issued remain outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Company or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company.

          6.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          7.   Change of Control Offer.  In the event of a Change of Control,
               -----------------------
upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

          8.   Limitation on Asset Sales.  Under certain circumstances set forth
               -------------------------
in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

          9.   Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with this
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or authenticating agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  This Note shall be governed by, and construed in
               -------------
accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Registration Rights.  Pursuant to the Registration Rights
               -------------------
Agreement, the Company and the Subsidiary Guarantors will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for a [ ]% Senior Subordinated Note due 2007, Series B, of the Company (an "Unrestricted Note") which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          24.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          25.  Guarantees.  This Note will be entitled to the benefits of
               ----------
certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: BWAY CORPORATION, 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350.

                             [FORM OF ASSIGNMENT]

     I or we assign to

     PLEASE INSERT SOCIAL SECURITY OR
     OTHER IDENTIFYING NUMBER
     ________________________________
     _______________________________________________________________
                 (please print or type name and address)
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
     _______________________________________________________________
     attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

     Dated:
     -----------------------------
                         NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

     Signature Guarantee:
     -----------------------------

               In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 11, 1999 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]
                                   ---------

     (1) ___   to the Company or a subsidiary thereof; or

     (2) ___   pursuant to and in compliance with Rule 144A under the Securities
          Act of 1933, as amended; or

     (3) ___   to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___   outside the United States to a "foreign purchaser" incompliance with
     Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ___   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ___   pursuant to an effective registration statement under the Securities
     Act of 1933, as amended; or

(7) ___   pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

          /__/  The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
                                                 --------  -------
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Dated: _________________      Signed:_________________________
                                      (Sign exactly as name
                                       appears on the other side
                                       of this Note)

Signature Guarantee:__________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ______________________     _____________________________
                                  NOTICE:  To be executed by an
                                            executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.15 [      ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $_____________


Date:                 Your Signature:
-------------------------------------
                                    (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
----------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

     EXHIBIT B
     ---------


                               BWAY CORPORATION
              10 1/4% Senior Subordinated Note due 2007, Series B

No. 1  $

          BWAY CORPORATION, a Delaware corporation (the "Company"), for value
received, promises to pay to              or registered assigns, the principal
sum of             Dollars, on April 15, 2007.

          Interest Payment Dates:  April 15 and October 15

          Record Dates:  April 1 and October 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Dated:                               BWAY CORPORATION


                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:


                                     By:
                                         ----------------------------------
                                         Name:
                                         Title:

Trustee's Certificate of Authentication

          This is one of the 10 1/4% Senior Subordinated Notes due 2007, Series B referred to in the within-mentioned Indenture.


Dated:                               HARRIS TRUST AND SAVINGS BANK,
                                       as Trustee

                                     By:
                                         ----------------------------------
                                         Authorized Signatory

                               (REVERSE OF NOTE)

              10 1/4% Senior Subordinated Note due 2007, Series B

          1.   Interest.  BWAY CORPORATION, a Delaware corporation (the
               --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 11, 1997. The Company will pay interest semi-annually in arrears on each April 15 and October 15 (each, an "Interest Payment Date") and at stated maturity, commencing on October 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.   Method of Payment.  The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar.  Initially, Harris Trust and Savings
               --------------------------
Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

          4.   Indenture.  The Company issued the Notes under an Indenture,
               ---------
dated as of April 11, 1997 (the "Indenture"), among the Company, each of the Subsidiary Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/4% Senior Subordinated Notes due 2007, Series B (the "Unrestricted Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $100,000,000, which may be issued under the Indenture. The Notes include the 11% Senior Subordinated Notes due 2007, Series A (the "Initial Notes"), the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes. The Initial Notes, the

Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of this Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

          5.   Optional Redemption.  (a) The Notes will be redeemable, at the
               -------------------
Company's option, in whole at any time or in part from time to time, on and after April 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

          YEAR                                    PERCENTAGE
          ----                                    ----------
          2002                                     105.125%
          2003                                     103.417%
          2004                                     101.708%
          2005 and thereafter                      100.000%

          (b) At any time, or from time to time, on or prior to April 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 33 1/3% of the Notes at a redemption price equal to 110.250% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided,
                                                                --------
however, that at least 66 2/3% of the principal amount of Notes originally
-------
issued remain outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Company or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company.

          6.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          7.   Change of Control Offer.  In the event of a Change of Control,
               -----------------------
upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

          8.   Limitation on Assets Sales.  Under certain circumstances set
               --------------------------
forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase.

          9.   Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.  If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or Security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or authenticating agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  This note shall be governed by, and construed in
               -------------
accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          24.  Guarantees.  This Note will be entitled to the benefits of
               ----------
certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: BWAY CORPORATION, 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350.

                             [FORM OF ASSIGNMENT]


     I or we assign to

     PLEASE INSERT SOCIAL SECURITY OR
     OTHER IDENTIFYING NUMBER
     ________________________________
     _______________________________________________________________
                (please print or type name and address)
     _______________________________________________________________
     _______________________________________________________________
     _______________________________________________________________
     the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
     _______________________________________________________________
     attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

     Dated:
--------------------------------
                         NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


     Signature Guarantee:
--------------------------

                      OPTION OF HOLDER TO ELECT PURCHASE


               If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

     Section 4.14 [      ] Section 4.15 [      ]

               If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $_____________

     Date:              Your Signature:
---------------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)


     Signature Guarantee:
-----------------------------
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

     EXHIBIT C
     ---------


                        FORM OF LEGEND FOR GLOBAL NOTE


          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

     EXHIBIT D
     ---------


                           Form of Certificate To Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

     [             ], [    ]

[                        ]
[                        ]
[                        ]

Ladies and Gentlemen:

          In connection with our proposed purchase of 10 1/4% Senior Subordinated Notes due 2007 (the "Notes") of BWAY Corporation, a Delaware corporation (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated April 8, 1997, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                         Very truly yours,

                         [Name of Transferee]


                         By:  ________________________
                              Name:
                              Title:

     EXHIBIT E
     ---------


                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                           ------------------------

     [           ], [    ]

[                  ]
[                  ]
[                  ]
[                  ]


          Re:  BWAY Corporation (the "Company")
               10 1/4% Senior Subordinated Notes
               due 2007 (the "Notes")
               ----------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $100,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                             Very truly yours,

                             [Name of Transferor]


                             By:
----------------------------------------------------------
                                   Authorized Signature

     EXHIBIT F
     ---------


                                   GUARANTEE
                                   ---------


          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 11, 1997, among BWAY Corporation, a Delaware corporation, as issuer (the "Company"), each of the Subsidiary Guarantors named therein and Harris Trust and Savings Bank, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Subsidiary Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

               IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guarantee to be duly executed.

     Date:__________________

                              [NAME OF SUBSIDIARY GUARANTOR],
                                as Subsidiary Guarantor


                              By:
------------------------------------------
                                    Name:
                                    Title:

                              By:
------------------------------------------
                                    Name:
                                    Title:

                                      F-2